UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☐                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HUDSON CITY BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Explanatory Note

On February 22, 2013, Hudson City Bancorp, Inc. (the “Company”) filed with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A (the “Proxy Statement”) in connection with the Company’s Special Meeting of Shareholders to be held on April 18, 2013. The letters to the members of the Company’s Employee Stock Ownership Plan and Profit Incentive Bonus Plan that were attached to the Proxy Statement, are hereby replaced with the letters attached below.

February 22, 2013

To:	All Employee Stock Ownership Plan (“ESOP”) Members

Re:	Special Meeting of Shareholders to Be Held on April 18, 2013

Dear Members:

As you know, Hudson City Savings Bank (the “Bank”) maintains the Employee Stock Ownership Plan (“ESOP”) for employees of the Bank. The ESOP holds shares of Hudson City Bancorp, Inc. (the “Company”) for the benefit of ESOP members. The shares in the ESOP are held by GreatBanc Trust Company as trustee (“ESOP Trustee”) of the ESOP. Shares purchased by the ESOP are being held by the ESOP Trustee to be allocated to ESOP members’ Share Investment Accounts over a period of years. The ESOP allows its members (including former members and beneficiaries) to have certain voting rights at the Company’s shareholder meetings.

On August 27, 2012, the Company entered into a merger agreement to be acquired by M&T Bank Corporation (“M&T”) in a stock and cash transaction. If the merger agreement is adopted and the merger is subsequently completed, the Company will merge with and into Wilmington Trust Corporation, a direct, wholly owned subsidiary of M&T. A Special Meeting of Shareholders of the Company will be held on April 18, 2013, to vote, among other things, on the adoption of the merger agreement.

In connection with the Company’s Special Meeting of Shareholders, enclosed are the following documents:

1. Confidential Voting Instructions card for the ESOP (white card); and

2. Proxy Statement dated February 22, 2013, including a Notice of the Special Meeting of Shareholders.

As a member of the ESOP, you have the right to direct the ESOP Trustee how to vote the shares allocated to your ESOP Share Investment Account as of February 20, 2013, the record date for the Special Meeting (“Record Date”), on the proposals to be voted on by the Company’s shareholders. You have this right because the ESOP deems you to be a “named fiduciary” of the shares of the Company allocated to your account for voting purposes. As a named fiduciary, the law gives you the right to direct the ESOP Trustee how to vote the shares allocated to your Share Investment Account, and requires the ESOP Trustee to follow your directions except in limited circumstances. As a named fiduciary, you, and not the ESOP Trustee, will be responsible for the consequences of the voting directions that you give.

Your rights as a member of the ESOP will vary depending on whether the matter being voted on is an “Anticipated Proposal” or an “Unanticipated Proposal.”

Anticipated Proposals.

Each ESOP member has the right to specify how the ESOP Trustee should vote the shares allocated to his or her Share Investment Account as of the Record Date. In general, the ESOP Trustee will vote the shares allocated to your Share Investment Account by casting votes “FOR” or “AGAINST” as to each proposal as you specify on the Confidential Voting Instructions card accompanying this letter. For proposals 1, 2 and 3, any shares for which you cast a vote to “ABSTAIN” will be counted as shares that are represented and entitled to vote and will have the same effect as votes cast “AGAINST” the proposal. The number of shares allocated to your ESOP account is shown on the enclosed Confidential Voting Instructions card.

The ESOP Trustee’s fiduciary duties require it to vote any shares for which it receives no voting instructions, as well as any shares not yet allocated to ESOP members’ Share Investment Accounts, in a manner determined to be prudent and solely in the interest of the members. If you do not direct the ESOP Trustee how to vote the shares allocated to your Share Investment Account, the ESOP Trustee will, to the extent consistent with its fiduciary duties, vote shares either “FOR” or “AGAINST” each proposal in a manner calculated to most accurately reflect the instructions received from other members in the ESOP. The same is true of shares not yet allocated to anyone’s Share Investment Account. The ESOP Trustee will vote unallocated shares and allocated shares for which no instructions were received according to the proportion of instructions received “FOR” and “AGAINST”. The ESOP Trustee will not take into consideration those instructions received that are marked “ABSTAIN” in determining how to vote these shares.

Unanticipated Proposals.

It is possible, although very unlikely, that proposals other than those specified on the Confidential Voting Instructions card will be presented for shareholder action at the Special Meeting of Shareholders. If this should happen, the ESOP Trustee will vote upon such matters in its discretion, or cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by it.

* * * * *

Your instruction is very important. You are encouraged to review the enclosed materials carefully and to complete, sign and date the enclosed Confidential Voting Instructions card or cards to signify your direction to the ESOP Trustee. You should then seal the completed card or cards in the enclosed envelope and return it directly to the ESOP Trustee using the postage-paid return envelope provided. The Confidential Voting Instructions card or cards must be received by the ESOP Trustee no later than April 15, 2013.

Please note that the voting instructions of individual members are to be kept confidential by the ESOP Trustee, who has been instructed not to disclose them to anyone at the Bank or the Company. If you have any questions regarding your voting rights or the terms of the ESOP, please call Chris Nettleton at (201) 967-1900.

Sincerely,

The Compensation Committee

Enclosures

February 22, 2013

To:	All Profit Incentive Bonus Plan (“PIB Plan”) Members

Re:	Special Meeting of Shareholders to Be Held on April 18, 2013

Dear Members:

As you know, the Profit Incentive Bonus Plan (“PIB Plan”) of Hudson City Savings Bank (the “Bank”) includes an investment alternative to purchase the stock of the Bank’s parent company, Hudson City Bancorp, Inc. (the “Company”), using funds from your PIB Plan account (the “Employer Stock Fund”). Fidelity Management Trust Company as trustee (“PIB Plan Trustee”) holds Company common stock in the Employer Stock Fund for the benefit of members who have chosen this investment.

On August 27, 2012, the Company entered into a merger agreement to be acquired by M&T Bank Corporation (“M&T”) in a stock and cash transaction. If the merger agreement is adopted and the merger is subsequently completed, the Company will merge with and into Wilmington Trust Corporation, a direct, wholly owned subsidiary of M&T. A Special Meeting of Shareholders of the Company will be held on April 18, 2013, to vote, among other things, on the adoption of the merger agreement.

Because a portion of your PIB Plan account is invested in the Employer Stock Fund, enclosed are the following documents in connection with the Company’s Special Meeting of Shareholders:

1.	Confidential Voting Instructions card for the PIB Plan; and

2.	Proxy Statement dated February 22, 2013, including a Notice of the Special Meeting of Shareholders.

You have the right to direct the PIB Plan Trustee how to vote the shares of Company common stock held by the PIB Plan and attributed to your account as of February 20, 2013, the record date for the Special Meeting (“Record Date”), on the proposals to be voted on by the Company’s shareholders. You, and not the PIB Plan Trustee, will be responsible for the consequences of the voting directions that you give.

The PIB Plan Trustee will vote the number of shares of Company common stock attributed to your account as you direct on each proposal specified on the Confidential Voting Instructions card. For purposes of the PIB Plan, if you do not return your Confidential Voting Instructions card for the PIB Plan to the PIB Plan Trustee by April 15, 2013, or if you return it unsigned or without marking instructions, the PIB Plan Trustee will not vote shares attributed to your account. The shares that are not voted will have the same effect as a vote cast AGAINST proposal 1, but will have no effect on the outcome of the vote for proposals 2 and 3. If you ABSTAIN as to a proposal, the PIB Plan Trustee will ABSTAIN as to the shares attributed to your interest in the Employer Stock Fund. For proposals 1, 2 and 3 such shares will be treated as shares that are represented and entitled to vote and will have the same effect as votes AGAINST the proposal.

* * * * *

Your instruction is very important. You are encouraged to review the enclosed materials carefully and to complete, sign and date the enclosed Confidential Voting Instructions card or cards to signify your direction to the PIB Plan Trustee. You should then seal the completed card or cards in the enclosed envelope and return it directly to the PIB Plan Trustee using the postage-paid return envelope provided. The Confidential Voting Instructions card or cards must be received by the PIB Plan Trustee no later than April 15, 2013.

Please note that the voting instructions of individual members are to be kept confidential by the PIB Plan Trustee, who has been instructed not to disclose them to anyone at the Bank or the Company. If you have any questions regarding your voting rights or the terms of the PIB Plan, please call Chris Nettleton at (201) 967-1900.

Sincerely,

The Compensation Committee

Enclosures